SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [    ]

Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

GEH Capital, Inc.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Kevin J. Cameron

Rael Mazansky, M.D.

Charles A. Rowland, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

  [  ]            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 25, 2014, Clinton Group, Inc. and its affiliates (collectively, "Clinton") commenced the mailing of its proxy materials, including its definitive proxy statement, to stockholders of XenoPort, Inc. (the "Company"). Such materials also included a letter urging stockholders to support Clinton in its proxy solicitation to, among other things, elect individuals nominated by Clinton to serve as members of the board of directors of the Company in opposition to the Company's nominees. A copy of the letter is filed herewith as Exhibit 1.

Also on April 25, 2014, Clinton issued a press release announcing the availability of its definitive proxy materials. A copy of the press release is filed herewith as Exhibit 2.

Also on April 25, 2014, Clinton posted a reference to its definitive proxy statement to www.okapivote.com/clintonxnpt. A copy of the reference is attached as Exhibit 3.